POLARIS ACQUISITION CORP.

_____________ ___, 2007

Trivergance, LLC
2200 Fletcher Avenue, 4th Floor
Fort Lee, New Jersey 07024

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Polaris Acquisition Corp. (“PAC”) and continuing until the consummation by PAC of a “Business Combination” (as described in PAC’s IPO prospectus), Trivergance, LLC shall make available to PAC certain office and secretarial services as may be required by PAC from time to time, situated at 2200 Fletcher Avenue, 4th Floor, Fort Lee, New Jersey 07024. In exchange therefore, PAC shall pay Trivergance, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours,

POLARIS ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

TRIVERGANCE, LLC

By:

Name: Title: